SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – June 15, 2004

TRIAD HOSPITALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29816	75-2816101
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Tennyson Parkway Plano, Texas (Address of principal executive offices)		75024 (Zip Code)

(214) 473-7000

(Registrant’s telephone number, including area code)

Item 5.    Other Events and Required FD Disclosure.

On June 15, 2004, Triad Hospitals, Inc., a Delaware corporation (the “Company”), increased its existing revolving line of credit due 2007 from $250 million to $400 million. Currently, there are no outstanding balances under the line other than approximately $28.4 million in letters of credit. The Company has increased the availability of its revolving line of credit to enhance its financial flexibility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Triad Hospitals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIAD HOSPITALS, INC.

By:	/s/ DONALD P. FAY
Donald P. Fay Executive Vice President, Secretary and General Counsel

Date: June 16, 2004